Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800
HOVNANIAN ANNOUNCES COMPLETION OF EARLY TENDER PERIOD, RECEIPT OF REQUISITE
CONSENTS IN ITS TENDER OFFERS AND AMENDMENT TO THE TENDER OFFER IN RESPECT OF
UNSECURED NOTES
RED BANK, NJ, October 5, 2009 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that in connection with the previously announced tender offers and consent solicitations (the “Tender Offers” and “Consent Solicitations”) by its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), the early tender period in respect of each of the Tender Offers expired at 5:00 p.m., New York City time, on October 2, 2009 (the “Early Tender Date”). Holders of notes listed below (“Notes”) who validly tendered and did not validly withdraw their Notes on or prior to the Early Tender Date, will, if their Notes are accepted for purchase, be entitled to receive the applicable total consideration, which includes an early tender consideration of $50 for each $1,000 principal amount of Notes validly tendered on or before the Early Tender Date and accepted in the applicable Tender Offer.
The following table shows the amount of Notes validly tendered and not validly withdrawn, by series, at the Early Tender Date:

			Percentage of
	Outstanding Principal	Principal Amount Tendered as	Outstanding Notes	Acceptance Priority
Title of Security	Amount(1)	of Early Tender Date	Tendered	Level
Secured Notes
11 1/2% Senior Secured Notes due 2013	$600,000,000	$589,227,000	98.2%	N/A
18% Senior Secured Notes due 2017	$29,299,000	$17,597,000	60.1%	N/A
Unsecured Notes
8% Senior Notes due 2012	$43,500,000	$7,826,000	18.0%	1
6 1/2% Senior Notes due 2014	$144,000,000	$60,206,000	41.8%	2
6 3/8% Senior Notes due 2014	$114,300,000	$26,054,000	22.8%	3
6 1/4% Senior Notes due 2015	$129,300,000	$36,632,000	28.3%	4
7 1/2% Senior Notes due 2016	$172,500,000	$64,523,000	37.4%	5
6 1/4% Senior Notes due 2016	$173,200,000	$75,129,000	43.4%	6

(1)	As of July 31, 2009.
As previously announced, K. Hovnanian will, subject to satisfaction of the Tender Offer conditions, purchase for cash (i) any and all of its outstanding 2013 Secured Notes (the “2013 Secured Notes”) (the “2013 Secured Notes Tender Offer”) and (ii) any and all of its outstanding 2017 Secured Notes (the “2017 Secured Notes” and, together with the 2013 Secured Notes, the “Secured Notes”) (the “2017 Secured Notes Tender Offer” and, together with the 2013 Secured Notes Tender Offer, the “Secured Notes Tender Offers”), and will purchase 8% Senior Notes due 2012, 6 1/2% Senior Notes due 2014, 6 3/8% Senior Notes due 2014, 6 1/4% Senior Notes due 2015, 7 1/2% Senior Notes due 2016 and 6 1/4% Senior Notes due 2016 (collectively, the “Unsecured Notes”), based on the acceptance priority levels shown in the table above, up to an amount that will require K. Hovnanian to spend the maximum aggregate payment amount (the “Maximum Payment Amount”) of $100.0 million (the “Unsecured Notes Tender Offer,” as amended by the Supplement described below).
K. Hovnanian also announced that it has received consents (coupled with tenders) from holders of a majority in principal amount of each series of its Secured Notes to adopt the proposed amendments to the respective series of Secured Notes. It is expected that supplemental indentures effecting the proposed amendments will be executed shortly but such proposed amendments will only become operative simultaneously upon the acceptance for payment of all Secured Notes of such series that are validly tendered (and not previously withdrawn). K. Hovnanian further announced that withdrawal rights in the Secured Notes Tender Offers expired on the Early Tender Date.

In addition, K. Hovnanian announced that it is amending its Offer to Purchase and Consent Solicitation Statement, dated September 21, 2009 (as previously amended and as it may be further amended from time to time, the “Statement”) with respect to the Unsecured Notes Tender Offer only. Pursuant to this amendment, K. Hovnanian is (i) decreasing the Maximum Payment Amount to $100.0 million from the previous amount of $130.0 million, which means that K. Hovnanian is offering to purchase the maximum aggregate principal amount of properly tendered and accepted outstanding Unsecured Notes that it may purchase for an aggregate consideration that is less than or equal to the Maximum Payment Amount of $100.0 million and (ii) amending the time period for withdrawal rights of holders of Unsecured Notes to three business days from the date of this amendment, which will be 12:00 midnight, New York City time, on October 7, 2009.
Each Tender Offer will expire at 12:00 midnight, New York City time, on October 19, 2009, unless extended or earlier terminated (with respect to each Tender Offer, the “Expiration Date”). Holders of Notes who have not already tendered their Notes may do so at any time on or prior to 12:00 midnight, New York City time, on October 19, 2009, but such holders will only be eligible to receive the applicable tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable early tender consideration, for their Notes.
K. Hovnanian has prepared a supplement (the “Supplement”) to the Statement with respect to the amendments described above. The Tender Offers and Consent Solicitations relating to the Notes are being made upon the terms and conditions set forth in the Statement and the related Consent and Letter of Transmittal (as amended and supplemented, the “Letter of Transmittal,” and together with the Statement, the “Offer Documents”). The terms and conditions of the Tender Offers and Consent Solicitations, except as otherwise modified pursuant to the Supplement, remain the same. Further details about the terms and conditions of the Tender Offers and Consent Solicitations are set forth in the Offer Documents.
K. Hovnanian reserves the right, in its sole discretion, to further modify the terms of any of the Tender Offers, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Date of such Tender Offer.
K. Hovnanian has retained Credit Suisse Securities (USA) LLC (“Credit Suisse”) to serve as dealer manager for the Tender Offers and as solicitation agent for the Consent Solicitations, and Bondholder Communications Group (“BCG”) to serve as the information and tender agent. Copies of the Offer Documents, including the Supplement, may be obtained from BCG at (888) 385-2663 (toll free). Questions regarding the Tender Offers and Consent Solicitations may be directed to Credit Suisse at (800) 820-1653 (toll free) or (212) 538-1862 (collect).
This press release does not constitute an offer to purchase or a solicitation of any offer to sell the Notes or any other securities. The Tender Offers and Consent Solicitations are being made solely by the Offer Documents.
About Hovnanian Enterprises
Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.
Forward-Looking Statements
All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company in order to satisfy the financing condition for the Tender Offers, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended January 31, 2009, April 30, 2009 and July 31, 2009. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.